Exhibit 99.1

MALLINCKRODT PLC REPORTS FISCAL 2014 FOURTH QUARTER AND FISCAL 2014 FINANCIAL RESULTS

•	Notable fiscal year included integration of H.P. Acthar® Gel and OFIRMEV®, strong growth in the base business, and substantial restructuring progress

•	Fourth quarter net sales of $789 million, up 44.8%, and adjusted diluted earnings per share of $1.68, up 71.4%

•	Fiscal 2014 net sales of $2.54 billion, up 15.2%, and adjusted diluted earnings per share of $4.94, up 57.8%

DUBLIN - November 19, 2014 - Mallinckrodt plc (NYSE: MNK), a leading global specialty biopharmaceutical company, today reported results for the fourth quarter of fiscal 2014 and full year fiscal 2014, both of which ended September 26, 2014.
Net sales were $789.3 million for the fourth quarter of fiscal 2014 compared with $545.2 million reported in the fourth quarter of fiscal 2013, an increase of 44.8%. Strong net sales were driven by the inclusion and performance of H.P. Acthar Gel (Acthar) repository corticotropin injection and OFIRMEV (acetaminophen) injection, acquired in August 2014 and March 2014, respectively, and continuing strength in its base Specialty Controlled Substance Generics portfolio.
On a non-GAAP(1) basis, adjusted net income for the fourth fiscal quarter of 2014 was $145.2 million, compared with $56.8 million a year ago. Non-GAAP adjusted diluted earnings per share were $1.68, reflecting the accretive benefits of acquisitions and strong results in its Specialty Pharmaceuticals segment.
On a GAAP basis, the company incurred a net loss for the fourth quarter of fiscal 2014 of $352.4 million compared with net income of $33.5 million in the same period a year ago. The fiscal 2014 net loss reflects $355.6 million of non-cash impairment charges in the quarter primarily related to Global Medical Imaging segment goodwill and intangibles, and $75.1 million of restructuring charges. The company also incurred a $92.7 million increase in amortization and inventory fair value adjustment expenses from fiscal 2014 acquisitions, in addition to $30.0 million of transaction costs associated with the acquisition of Questcor Pharmaceuticals, Inc.
“We had a solid quarter in what was a strong year for Mallinckrodt, and believe that we are well-positioned strategically and financially for long-term success,” said Mark Trudeau, Chief Executive Officer and President, Mallinckrodt. “The meaningful top-line and bottom-line growth we achieved is being driven by strength in our Specialty Pharmaceuticals segment in both the Brands and Specialty Controlled Substance Generics portfolios, paired with streamlined costs from our ongoing restructuring initiatives. We continue to be pleased with the performance of our Specialty Pharmaceuticals business, including the growth we have seen with OFIRMEV and the promise of Acthar now that it has been added to the portfolio in the fourth quarter.”
Gross profit was $400.6 million for the fourth quarter of fiscal 2014, compared with $252.1 million in the prior-year period, driven by the ongoing shift to high-margin specialty pharmaceuticals. This significant growth was the result of the additions and performance of Acthar and OFIRMEV as well as continuing strength in the base Specialty Controlled Substance Generics portfolio. Gross profit, as a percentage of net sales, was 50.8% for the quarter, versus 46.2% in the prior-year period. This result was impacted by a $92.7 million increase in amortization and inventory fair value expenses primarily related to the Questcor Pharmaceuticals, Inc. acquisition that closed in the fourth quarter.
Selling, general and administrative (SG&A) expenses for the fourth quarter of fiscal 2014 were $280.5 million, compared with $135.5 million in the same period in 2013. SG&A expenses as a percentage of net sales were 35.5% in the fourth quarter of fiscal 2014, compared with 24.9% in the prior year. The increase in SG&A includes the addition of Acthar and OFIRMEV selling expenses, $30.0 million in transaction costs primarily associated with the Questcor acquisition as well as $15.0 million in legal settlement costs, primarily from a cash settlement associated with terminating the company’s PENNSAID® licensing agreement with Nuvo Research Inc.
The company incurred restructuring charges of $29.5 million under the $100 million to $125 million restructuring program, bringing the total charges incurred under the program to $89.4 million. Unrelated to its restructuring program, the company incurred $45.6 million in expense, enabling it to realize restructuring savings from its fiscal 2014 acquisitions.
The fiscal 2014 fourth quarter non-GAAP effective tax rate was 22.0%.

Full-Year Fiscal 2014 Results
In fiscal 2014, net sales were $2.540 billion, compared with $2.205 billion in the prior year, representing a 15.2% increase. Net sales of the Specialty Pharmaceuticals segment increased to $1.613 billion compared with $1.218 billion, up 32.5% due to the inclusion and performance of Acthar and OFIRMEV, and strength in the base Specialty Controlled Substance Generics portfolio.
On a non-GAAP basis, adjusted net income was $324.8 million, compared with $180.7 million last year. Non-GAAP adjusted diluted earnings per share were $4.94, compared with $3.13 last year, an increase of 57.8%. This was attributable to the inclusion and performance of Acthar and OFIRMEV, strength in the base Specialty Controlled Substance Generics portfolio, ongoing restructuring to lower the company’s overall cost base, and lower tax provision expense. These factors were partially offset by higher cost of goods sold experienced in the Global Medical Imaging segment and higher interest expense in fiscal year 2014.
On a GAAP basis, the company incurred a $319.3 million loss compared with a $58.8 million gain for the same period in 2013. The fiscal 2014 net loss reflects $355.6 million of non-cash impairment charges primarily related to Global Medical Imaging segment goodwill and intangibles and $128.6 million of restructuring charges. The company also incurred a $152.6 million increase in amortization and inventory fair value adjustment expenses and $65.1 million in transaction costs as the result of its fiscal 2014 acquisitions. The prior year was impacted by $74.2 million of legal, tax, accounting and other professional fees associated with separation from its former parent.
The fiscal 2014 non-GAAP effective tax rate was 23.5%.
Turning to certain balance sheet items, the company’s cash position on September 26, 2014 was $707.8 million compared with $275.5 million on September 27, 2013 reflecting the strong underlying performance of the business. Notably, its net debt leverage further decreased from 3.1 in mid-August, following the close of the Questcor acquisition to 2.8 on September 26, 2014. Fiscal 2014 cash flows were not impacted by the $355.6 million impairment charges detailed above.
BUSINESS SEGMENT RESULTS
Specialty Pharmaceuticals Segment
Net sales in the Specialty Pharmaceuticals segment for the fourth quarter of fiscal 2014 were $564.8 million compared with $304.4 million in the prior-year period. Net sales in Brands were $213.9 million, compared with $57.1 million last year, led by Acthar and OFIRMEV net sales, partially offset by decreased sales of EXALGO® (hydromorphone HCl) Extended-Release Tablets, CII. Net sales in Specialty Generics and Active Pharmaceutical Ingredients (API) were $350.9 million, compared with $247.3 million last year, driven by increased profitability on certain Specialty Controlled Substance Generics products.
Segment operating income in the quarter was $222.3 million, compared with $76.9 million last year. Segment operating margin was 39.4%, compared with 25.3%, reflecting the further shift to high-margin specialty pharmaceutical products, the inclusion and performance of Acthar and OFIRMEV, and continuing strength in its base Specialty Controlled Substance Generics portfolio.
Global Medical Imaging Segment
Net sales in the company's Global Medical Imaging segment were $213.4 million, versus $229.0 million in the fourth quarter of fiscal 2013. For the fiscal fourth quarter, operating income in the segment was $21.2 million, compared with $30.8 million last year. Operating margin was 9.9%, compared with 13.4% last year, reflecting lower net sales and higher cost of goods sold partially offset by benefits from restructuring.
CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call for investors on Wednesday, November 19, 2014, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investor_relations/.

•
By telephone: For both “listen-only” participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. All callers will be required to provide the Conference ID of 19935233.

•
Through an audio replay: A replay of the call will be available beginning Wednesday afternoon, November 19, 2014, and ending at 11:59 p.m. U.S. Eastern Time on November 26, 2014. The dial-in numbers for U.S. participants are (855) 859-2056 or (800) 585-8367. For participants outside the U.S., the replay dial-in number is (404) 537-3406. All callers will be required to provide the Conference ID of 19935233.

ABOUT MALLINCKRODT
Mallinckrodt is a global specialty biopharmaceutical and medical imaging business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents. Areas of focus include therapeutic drugs for autoimmune and rare disease specialty areas like neurology, rheumatology, nephrology and pulmonology along with analgesics and central nervous system drugs for prescribing by office- and hospital-based physicians. The company's core strengths include the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities. The company's Specialty Pharmaceuticals segment includes branded and specialty generic drugs and active pharmaceutical ingredients, and the Global Medical Imaging segment include contrast media and nuclear imaging agents. Mallinckrodt has more than 5,500 employees worldwide and a commercial presence in roughly 65 countries. The company's fiscal 2014 revenue totaled $2.54 billion. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

(1)NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, operational growth and non-GAAP effective tax rate, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations.
Adjusted net income represents net income, prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), excluding the after-tax effects related to separation costs; restructuring and related charges, net; amortization; impairment charges; discontinued operations; and other items identified by the company. Adjusted diluted earnings per share represents adjusted net income divided by the number of diluted shares. The non-GAAP effective tax rate reflects the tax impact of adjustments between net income and adjusted net income and certain effects associated with acquisitions.
Adjusted gross profit represents gross profit, prepared in accordance with GAAP, excluding amortization, inventory step-up expense and certain legal matters included in cost of sales.
Operational growth measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period. This measure is one of the performance metrics that determines management incentive compensation.
The company has provided these non-GAAP financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these non-GAAP measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.
Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Cautionary Statements Related to Forward-Looking Statements
Statements in this press release that are not strictly historical, including statements regarding, future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting our business and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which we operate; the commercial success of our products, including H.P. Acthar® Gel ("Acthar"); our ability to protect intellectual property rights; our ability to maintain important business relationships; the lack of patent protection for Acthar, and the possible United States Food and Drug Administration ("FDA") approval and market introduction of additional competitive products; our reliance on certain individual products that are material to our financial performance; our ability to continue to generate revenue from sales of our products to treat on-label indications and to develop other therapeutic uses for them; our ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; our ability to obtain and/or timely transport molybdenum-99 to our technetium-99m generator production facilities; customer concentration; cost containment efforts of customers, purchasing groups, third-party payors and governmental organizations; our ability to successfully develop or commercialize new products; competition; our ability to achieve anticipated benefits of price increases; our ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; the reimbursement practices of a small number of large public or private issuers; complex reporting and payment obligations under healthcare rebate programs; changes in laws and regulations; conducting business internationally; foreign exchange rates; material health, safety and environmental liabilities; product liability losses and other litigation liability; information technology infrastructure and restructuring activities. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (i) our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended September 27, 2013 and our Quarterly Reports on Form 10-Q for the quarterly periods ended December 27, 2013, March 28, 2014 and June 27, 2014; (ii) the SEC filings of Cadence Pharmaceuticals, Inc., which was acquired by Mallinckrodt on March 19, 2014, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and (iii) the SEC filings of Questcor Pharmaceuticals, Inc.’s, which was acquired by Mallinckrodt on August 14, 2014, including its Annual Report on Form 10-K for the year ended December 31, 2013 (and the amendment thereto on Form 10-K/A), its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014, and its Current Report on Form 8-K filed with the SEC on July 10, 2014. The forward-looking statements made herein speak only as of the date hereof and neither Mallinckrodt nor any of its affiliates assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS
John Moten
Vice President, Investor Relations
314-654-6650
john.moten@mallinckrodt.com

Rhonda Sciarra
Communications Manager
314-654-8618
rhonda.sciarra@mallinckrodt.com

Meredith Fischer
Senior Vice President, Communications and Public Affairs
314-654-3318
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	September 26, 2014	Percent of Net sales	September 27, 2013	Percent of Net sales
Net sales	$789.3	100.0%	$545.2	100.0%
Cost of sales	388.7	49.2	293.1	53.8
Gross profit	400.6	50.8	252.1	46.2
Selling, general and administrative expenses	280.5	35.5	135.5	24.9
Research and development expenses	43.8	5.5	43.3	7.9
Separation costs	3.0	0.4	3.6	0.7
Restructuring charges, net	75.1	9.5	15.3	2.8
Non-restructuring impairment charges	355.6	45.1	—	—
Gains on divestiture and license	(0.9)	(0.1)	(0.7)	(0.1)
Operating (loss) income	(356.5)	(45.2)	55.1	10.1
Interest expense	(37.7)	(4.8)	(9.9)	(1.8)
Interest income	0.4	0.1	0.2	—
Other income (expense), net	2.7	0.3	(1.5)	(0.3)
(Loss) income from continuing operations before income taxes	(391.1)	(49.6)	43.9	8.1
(Benefit) provision for income taxes	(38.7)	(4.9)	12.7	2.3
(Loss) income from continuing operations	(352.4)	(44.6)	31.2	5.7
Gain from discontinued operations, net of income taxes	—	—	2.3	0.4
Net (loss) income	$(352.4)	(44.6)	$33.5	6.1

Basic earnings per share:
(Loss) income from continuing operations	$(4.14)		$0.54
Gain from discontinued operations	—		0.04
Net (loss) income	(4.14)		0.58
Diluted earnings per share:
(Loss) income from continuing operations	$(4.14)		$0.54
Gain from discontinued operations	—		0.04
Net (loss) income	(4.14)		0.58
Weighted-average number of shares outstanding:
Basic	85.2		57.7
Diluted	85.2		58.2

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data, net of tax)

	Three Months Ended
	September 26, 2014		September 27, 2013
	Net (loss) income	Diluted net income per share	Net income	Diluted net income per share
GAAP	$(352.4)	$(4.14)	$33.5	$0.58
Adjustments:
Non-restructuring impairment charges	355.6	4.17	—	—
Intangible asset amortization	86.4	1.01	8.8	0.15
Restructuring and related charges, net (1)	75.1	0.88	15.8	0.27
Acquisition related expenses	30.0	0.35	—	—
Inventory step-up expense	15.1	0.18	—	—
Incremental equity conversion costs	13.0	0.15	—	—
Separation costs	3.0	0.04	3.6	0.06
Significant legal charge	0.7	0.01	—	—
Up-front and milestone payments	—	—	5.0	0.09
(Gain) loss from discontinued operations	—	—	(2.3)	(0.04)
Income taxes (2)	(80.0)	(0.94)	(7.6)	(0.13)
Dilutive share impact (3)	(1.3)	(0.04)	—	—
As adjusted	$145.2	$1.68	$56.8	$0.98

(1)	Includes pre-tax accelerated depreciation of $0.5 million for the three months ended September 27, 2013. There was no accelerated depreciation during the three months ended September 26, 2014.

(2)	Includes tax effect of above adjustments and certain effects associated with acquisitions.

(3)
For the three months ended September 26, 2014, the diluted net income per share on a GAAP basis and diluted net income per share impacts of each adjustment are calculated using 85.2 million shares, which assumes no dilution from outstanding equity awards as they would have been antidilutive on a GAAP basis. The non-GAAP adjusted diluted net income per share is presented on a dilutive basis using the two-class method of calculating net income per share. Using the two-class method the weighted-average number of shares was 86.4 million.

	Three Months Ended
	September 26, 2014		September 27, 2013
	Gross profit	Percent of Net sales	Gross profit	Percent of Net sales
GAAP	$400.6	50.8%	$252.1	46.2%
Adjustments:
Intangible asset amortization	86.4	10.9	8.8	1.6
Significant legal benefit	(14.3)	(1.8)	—	—
Inventory step-up expense	15.1	1.9	—	—
As adjusted	$487.8	61.8%	$260.9	47.9%

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Three Months Ended
	September 26, 2014	September 27, 2013	Percent change	Currency impact	Operational growth
Specialty Pharmaceuticals
Specialty Generics and API	$350.9	$247.3	41.9%	(0.3)%	42.2%
Brands	213.9	57.1	274.6	—	274.6
	564.8	304.4	85.5	(0.2)	85.7
Global Medical Imaging
Contrast Media and Delivery Systems	108.9	119.6	(8.9)	(0.4)	(8.5)
Nuclear Imaging	104.5	109.4	(4.5)	0.4	(4.9)
	213.4	229.0	(6.8)	(0.1)	(6.7)

Other(1)	11.1	11.8	(5.9)	(1.2)	(4.7)
Net Sales	$789.3	$545.2	44.8%	(0.2)%	45.0%

(1)	Represents net sales to our former parent.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	September 26, 2014	September 27, 2013	Percent change
Specialty Pharmaceuticals
Oxycodone (API) and oxycodone-containing tablets	$53.5	$18.0	197.2%
Hydrocodone (API) and hydrocodone-containing tablets	24.3	34.8	(30.2)
Methylphenidate ER	55.3	60.0	(7.8)
Other controlled substances	168.3	101.0	66.6
Other	49.5	33.5	47.8
Specialty Generics and API	350.9	247.3	41.9
ACTHAR	122.9	—	—
OFIRMEV	65.9	—	—
EXALGO	2.4	33.9	(92.9)
Other	22.7	23.2	(2.2)
Brands	213.9	57.1	274.6
Specialty Pharmaceuticals Total	$564.8	$304.4	85.5%

Global Medical Imaging
Optiray	$64.6	$75.2	(14.1)%
Other	44.3	44.4	(0.2)
Contrast Media and Delivery Systems	108.9	119.6	(8.9)
Nuclear Imaging	104.5	109.4	(4.5)
Global Medical Imaging Total	$213.4	$229.0	(6.8)%

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Three Months Ended
	September 26, 2014	Percent of segment Net sales	September 27, 2013	Percent of segment Net sales
Specialty Pharmaceuticals	$222.3	39.4%	$76.9	25.3%
Global Medical Imaging	21.2	9.9%	30.8	13.4%
Segment operating income	243.5		107.7
Unallocated amounts:
Corporate and allocated expenses	(79.9)		(24.4)
Intangible asset amortization	(86.4)		(8.8)
Restructuring and related charges, net (1)	(75.1)		(15.8)
Non-restructuring impairment charges	(355.6)		—
Separation costs	(3.0)		(3.6)
Total operating (loss) income	$(356.5)		$55.1

(1)	Includes pre-tax accelerated depreciation of $0.5 million for the three months ended September 27, 2013. There was no accelerated depreciation during the three months ended September 26, 2014.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Year Ended
	September 26, 2014	Percent of Net sales	September 27, 2013	Percent of Net sales
Net sales	$2,540.4	100.0%	$2,204.5	100.0%
Cost of sales	1,337.3	52.6	1,179.6	53.5
Gross profit	1,203.1	47.4	1,024.9	46.5
Selling, general and administrative expenses	842.1	33.1	609.9	27.7
Research and development expenses	166.9	6.6	165.7	7.5
Separation costs	9.6	0.4	74.2	3.4
Restructuring charges, net	128.6	5.1	33.2	1.5
Non-restructuring impairment charges	355.6	14.0	—	—
Gains on divestiture and license	(15.6)	(0.6)	(2.9)	(0.1)
Operating (loss) income	(284.1)	(11.2)	144.8	6.6
Interest expense	(82.6)	(3.3)	(19.5)	(0.9)
Interest income	1.5	0.1	0.3	—
Other income, net	1.8	0.1	0.8	—
(Loss) income from continuing operations before income taxes	(363.4)	(14.3)	126.4	5.7
(Benefit) provision for income taxes	(44.8)	(1.8)	68.6	3.1
(Loss) income from continuing operations	(318.6)	(12.5)	57.8	2.6
(Loss) gain from discontinued operations, net of income taxes	(0.7)	—	1.0	—
Net (loss) income	$(319.3)	(12.6)	$58.8	2.7

Basic earnings per share:
(Loss) income from continuing operations	$(4.91)		$1.00
(Loss) gain from discontinued operations	(0.01)		0.02
Net (loss) income	(4.92)		1.02
Diluted earnings per share:
(Loss) income from continuing operations	$(4.91)		$1.00
(Loss) gain from discontinued operations	(0.01)		0.02
Net (loss) income	(4.92)		1.02
Weighted-average number of shares outstanding(1):
Basic	64.9		57.7
Diluted	64.9		57.8

(1)	For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data, net of tax)

	Year Ended
	September 26, 2014		September 27, 2013
	Net (loss) income	Diluted net income per share	Net income	Diluted net income per share (3)
GAAP	$(319.3)	$(4.92)	$58.8	$1.02
Adjustments:
Non-restructuring impairment charges	355.6	5.48	—	—
Amortization expense	162.3	2.50	35.4	0.61
Restructuring and related charges, net (1)	129.1	1.99	35.8	0.62
Intangible asset amortization	65.1	1.00	—	—
Inventory step-up expense	25.7	0.40	—	—
Incremental equity conversion costs	13.0	0.20	—	—
Separation costs	9.6	0.15	74.2	1.28
Significant environmental and legal charges	35.3	0.54	—	—
Up-front and milestone payments	5.0	0.08	5.0	0.09
Loss from discontinued operations	0.7	0.01	(1.0)	(0.02)
Gain on intellectual property license	(11.7)	(0.18)	—	—
Income taxes (2)	(144.7)	(2.23)	(27.5)	(0.48)
Dilutive share impact	(0.9)	(0.08)	—	—
As adjusted	$324.8	$4.94	$180.7	$3.13

(1)	Includes pre-tax accelerated depreciation of $0.5 million and $2.6 million for the fiscal year ended September 26, 2014 and September 27, 2013, respectively.

(2)	Includes tax effect of above adjustments and certain effects associated with acquisitions.

(3)
For fiscal 2014, the diluted net income per share on a GAAP basis and diluted net income per share impacts of each adjustment are calculated using 64.9 million shares, which assumes no dilution from outstanding equity awards as they would have been antidilutive on a GAAP basis. The non-GAAP adjusted diluted net income per share is presented on a dilutive basis using the two-class method of calculating net income per share. Using the two-class method the weighted-average number of shares was 65.7 million.

	Year Ended
	September 26, 2014		September 27, 2013
	Gross profit	Percent of Net sales	Gross profit	Percent of Net sales
GAAP	$1,203.1	47.4%	$1,024.9	46.5%
Adjustments:
Intangible asset amortization	162.3	6.4	35.4	1.6
Significant legal benefit	(14.3)	(0.6)	—	—
Inventory step-up expense	25.7	1.0	—	—
As adjusted	$1,376.8	54.2%	$1,060.3	48.1%

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Year Ended
	September 26, 2014	September 27, 2013	Percent change	Currency impact	Operational growth
Specialty Pharmaceuticals
Specialty Generics and API	$1,199.4	$1,011.2	18.6%	(0.2)%	18.8%
Brands	413.5	206.4	100.3	—	100.3
	1,612.9	1,217.6	32.5	(0.1)	32.6
Global Medical Imaging
Contrast Media and Delivery Systems	449.8	498.1	(9.7)	(1.5)	(8.2)
Nuclear Imaging	431.7	437.6	(1.3)	0.8	(2.1)
	881.5	935.7	(5.8)	(0.4)	(5.4)

Other(1)	46.0	51.2	(10.2)	(5.2)	(5.0)
Net Sales	$2,540.4	$2,204.5	15.2%	(0.4)%	15.6%

(1)	Represents net sales to our former parent.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Year Ended
	September 26, 2014	September 27, 2013	Percent change
Specialty Pharmaceuticals
Oxycodone (API) and oxycodone-containing tablets	$155.2	$139.0	11.7%
Hydrocodone (API) and hydrocodone-containing tablets	99.4	140.0	(29.0)
Methylphenidate ER	209.6	148.3	41.3
Other controlled substances	584.5	443.3	31.9
Other	150.7	140.6	7.2
Specialty Generics and API	1,199.4	1,011.2	18.6
ACTHAR	122.9	—	—
OFIRMEV	124.4	—	—
EXALGO	76.1	126.1	(39.7)
Other	90.1	80.3	12.2
Brands	413.5	206.4	100.3
Specialty Pharmaceuticals Total	$1,612.9	$1,217.6	32.5%

Global Medical Imaging
Optiray	$284.0	$318.5	(10.8)%
Other	165.8	179.6	(7.7)
Contrast Media and Delivery Systems	449.8	498.1	(9.7)
Nuclear Imaging	431.7	437.6	(1.3)
Global Medical Imaging Total	$881.5	$935.7	(5.8)%

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Year Ended
	September 26, 2014	Percent of segment Net sales	September 27, 2013	Percent of segment Net sales
Specialty Pharmaceuticals	$566.8	35.1%	$311.7	25.6%
Global Medical Imaging	47.1	5.3%	112.3	12.0%
Segment operating income	613.9		424.0
Unallocated amounts:
Corporate and allocated expenses	(241.4)		(133.8)
Intangible asset amortization	(162.3)		(35.4)
Restructuring and related charges, net (1)	(129.1)		(35.8)
Non-restructuring impairment charges	(355.6)		—
Separation costs	(9.6)		(74.2)
Total operating (loss) income	$(284.1)		$144.8

(1)	Includes pre-tax accelerated depreciation of $0.5 million and $2.6 million for the fiscal year ended September 26, 2014 and September 27, 2013, respectively.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	September 26, 2014	September 27, 2013
Assets
Current Assets:
Cash and cash equivalents	$707.8	$275.5
Accounts receivable, net	545.6	400.8
Inventories	396.6	403.1
Deferred income taxes	165.2	171.1
Prepaid expenses and other current assets	255.8	134.4
Total current assets	2,071.0	1,384.9
Property, plant and equipment, net	949.2	997.4
Goodwill	2,401.9	532.0
Intangible assets, net	7,112.2	422.1
Other assets	330.5	220.2
Total Assets	$12,864.8	$3,556.6

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$21.2	$1.5
Accounts payable	128.7	120.9
Accrued payroll and payroll-related costs	125.1	66.5
Accrued royalties	68.0	13.2
Accrued branded rebates	15.1	34.6
Accrued and other current liabilities	546.7	363.5
Total current liabilities	904.8	600.2
Long-term debt	3,951.5	918.3
Pension and postretirement benefits	119.1	108.0
Environmental liabilities	59.9	39.5
Deferred income taxes	2,398.6	310.1
Other income tax liabilities	122.6	153.1
Other liabilities	350.3	171.8
Total Liabilities	7,906.8	2,301.0
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	23.2	11.5
Ordinary shares held in treasury at cost	(17.5)	—
Additional paid-in capital	5,172.4	1,102.1
Retained earnings	(285.8)	33.5
Accumulated other comprehensive income	65.7	108.5
Total Shareholders' Equity	4,958.0	1,255.6
Total Liabilities and Shareholders' Equity	$12,864.8	$3,556.6

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Year Ended
	September 26, 2014	September 27, 2013
Cash Flows From Operating Activities:
Net (loss) income	$(319.3)	$58.8
Loss (income) from discontinued operations, net of income taxes	0.7	(1.0)
(Loss) income from continuing operations	(318.6)	57.8
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	275.9	139.6
Share-based compensation	67.7	16.2
Deferred income taxes	(107.5)	(9.0)
Non-cash impairment charges	381.2	—
Other non-cash items	7.8	10.3
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(51.3)	(181.2)
Inventories	56.0	27.7
Accounts payable	(32.9)	7.2
Income taxes	(54.8)	60.7
Accrued and other liabilities	119.2	22.6
Other	30.7	(16.0)
Net cash provided by operating activities	373.4	135.9
Cash Flows Used In Investing Activities:
Capital expenditures	(127.8)	(147.9)
Acquisition and intangibles, net of cash acquired	(2,793.8)	(88.1)
Restricted cash	4.1	—
Other	26.7	1.3
Net cash used in investing activities	(2,890.8)	(234.7)
Cash Flows From Financing Activities:
Issuance of external debt	3,043.2	898.1
Repayment of external debt and capital leases	(34.8)	(1.3)
Debt financing costs	(71.7)	(12.0)
Excess tax benefit from share-based compensation	8.9	3.4
Proceeds from stock option exercises	25.8	0.6
Repurchase of shares	(17.5)	—
Net transfers to parent	—	(515.9)
Other	—	0.1
Net cash provided by financing activities	2,953.9	373.0
Effect of currency rate changes on cash	(4.2)	1.3
Net increase in cash and cash equivalents	432.3	275.5
Cash and cash equivalents at beginning of period	275.5	—
Cash and cash equivalents at end of period	$707.8	$275.5